SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2006 (April 1, 2006)

1st FRANKLIN FINANCIAL CORPORATION (Exact Name of Registrant as Specified in Its Charter)

Georgia	2-27985	58-0521233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

213 East Tugalo Street, P.O. Box 880 Toccoa, Georgia	30577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (706) 886-7571

N/A
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 1, 2006, J. Michael Culpepper was appointed Executive Vice President and Chief Operating Officer of the Company.  Below is certain information with respect to Mr. Culpepper.  He succeeds A. Jarrell Coffee, who announced his plans to retire in June 2006.  Mr. Coffee will remain with the Company as an Executive Vice President until such retirement date.

		Date of
Name	Age	Appointment	Background Information

J. Michael Culpepper	51	April 1, 2006

Mr. Culpepper joined the Company on April 2, 1979 as a Manager Trainee.  He was promoted to Manager on July 1, 1981 and Supervisor on March 31, 1984.  On July 1, 1996, he was named Area Vice President and on July 1, 2001 he was named Vice President of Operations. Mr. Culpepper was promoted to Executive Vice President and Chief Operating Officer effective April 1, 2006.  Mr. Culpepper is not related to any director or other executive officer of the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st FRANKLIN FINANCIAL CORPORATION

/s/ A. Roger Guimond
By: A. Roger Guimond
Executive Vice President and
Chief Financial Officer

Date: April 7, 2006

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